Exhibit 99.2

EWENKEQI BEIXUE DAIRY CO., LTD.
BALANCE SHEETS

	December 31,	September 30,
	2009	2009
	(Unaudited)	(Audited)

ASSETS

Current assets:
Cash and cash equivalents	$15,762	$15,513
Due from related parties	-	1,003,066
Inventories	26,471	121,200

Total current assets	42,233	1,139,779

Property, plant and equipment, net	1,461,856	1,462,004

Other assets:
Loan to shareholders	1,655,624	-

Total assets	$3,159,713	$2,601,783

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$31,320	$31,322
Other payable	3,548	3,371
Accrued expenses	20,400	20,402
Loan from shareholders	-	391,569
Due to related parties	951,055	-

Total current liabilities	1,006,322	446,664

Shareholders' equity
Registered capital	60,412	60,412
Additional paid in capital	2,325,484	2,325,484
Accumulated deficits	(399,253)	(397,744)
Accumulated other comprehensive income	166,747	166,965

Total shareholders' equity	2,153,390	2,155,117

Total liabilities and shareholders' equity	$3,159,713	$2,601,782

The accompanying notes are an integral part of these financial statements

EWENKEQI BEIXUE DAIRY CO., LTD.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended December 31
	2009	2008

Net sales	$-	$-
Cost of goods sold	-	-

Gross profit	-	-

Operating expenses:
Distribution expenses	-	-
General and administrative expenses	1,509	37,031

Total operating expenses	1,509	37,031

Operating loss	(1,509)	(37,031)

Other expenses	-	13,434

Loss before income taxes	(1,509)	(50,465)

Provision for income taxes	-	-

Net loss	$(1,509)	$(50,465)

Other comprehensive loss:
Foreign currency translation adjustment	(218)	(3,660)

Comprehensive loss	$(1,727)	$(54,125)

Loss per share
Basic and diluted	$(0.00)	$(0.10)

Weighted average shares outstanding
Basic and diluted	500,000	500,000

The accompanying notes are an integral part of these financial statements

EWENKEQI BEIXUE DAIRY CO., LTD.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For The Three Months Ended December 31,
	2009	2008

Cash flows from operating activities
Net loss	$(1,509)	$(50,465)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	-	33,536
Changes in assets and liabilities:
(Increase) decrease in -
Accounts receivables	-	(989,496)
Inventories	94,712	6,925
Prepaid expenses	-	9,843
Increase (decrease) in -
Accounts payable and other payable	177	1,765,896
Accrued expenses	-	(40,357)

Net cash provided by operating activities	93,380	735,882

Cash flows from investing activities
Repayment from related parties	1,002,910	995,680
Loan to shareholders	(1,655,536)	-

Net cash (used in) provided by investing activities	(652,626)	995,680

Cash flows from financing activities
Repayment to shareholders	(391,509)	-
Repayment to related parties	-	(1,764,334)
Proceeds from related party loans	951,004	-

Net cash provided by (used in) financing activities	559,495	(1,764,334)

Effect of exchange rate changes on cash and cash equivalents	(2)	(312)

Net increase (decrease) in cash and cash equivalents	249	(33,084)

Cash and cash equivalents, beginning of period	15,513	48,257

Cash and cash equivalents, end of period	$15,762	$15,173

Supplemental disclosures of cash flow information:

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

EWENKEQI BEIXUE DAIRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

1.	ORGANIZATION AND BASIS OF PRESENTATION

Ewenkeqi Beixue Dairy Co., Ltd. (the "Company"), established on April 27, 2005 under the laws of the People’s Republic of China (“PRC” or “China”), is engaged in the production, processing, distribution and development of powdered milk products in the PRC.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they may not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended December 31, 2009 and 2008 are not necessarily indicative of the results that may be expected for the full years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RISKS OF LOSSES - The Company is potentially exposed to risks of losses that may result from business interruptions, injury to others (including employees) and damage to property.  These losses may be uninsured, especially due to the fact that the Company's operations are in China, where business insurance is not readily available.  If: (i) information is available before the Company's financial statements are issued or are available to be issued indicates that such loss is probable and (ii) the amount of the loss can be reasonably estimated, an estimated loss will be accrued by a charge to income.  If such loss is probable but the amount of loss cannot be reasonably estimated, the loss shall be charged to the income of the period in which the loss can be reasonably estimated and shall not be charged retroactively to an earlier period.  As of December 31, 2009 and 2008, the Company has not experienced any uninsured losses from injury to others or other losses.

SUBSEQUENT EVENTS - The Company has evaluated subsequent events that have occurred through the filing date and disclosed it in note 9.

CASH AND CASH EQUIVALENTS - The Company considers cash and cash equivalents to include cash on hand and deposits with banks with an original maturity of three months or less.

ACCOUNTS RECEIVABLE - The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Provision is made against accounts receivable to the extent which they are considered to be doubtful. Accounts receivable in the balance sheet is stated net of such provision.

EWENKEQI BEIXUE DAIRY CO.,  LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES - Inventories comprise raw materials, work in progress, finished goods and packing materials and are stated at the lower of cost or market value. Cost is calculated using the weighted average method and includes all costs to acquire and any overhead costs incurred in bringing the inventories to their present location and condition. Overhead costs included in finished goods inventory include direct labor cost and other costs directly applicable to the manufacturing process, including utilities, supplies, repairs and maintenances, and depreciation expense. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale. Management compares the cost of inventory with market value and an allowance is made for writing down the inventory to its market value, if lower.  Management writes off obsolete inventory when it occurs.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property, plant and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets on a straight-line basis. The estimated useful lives for significant property, plant and equipment categories are as follows:

Building	30 years

Machinery, equipment and automobiles	5-10 years

Construction in progress represents the direct costs of construction or acquisition incurred. Upon completion and readiness for use of the assets, capitalization of these costs ceases and the cost of construction in progress is transferred to fixed assets. No depreciation is provided until the project is completed and the assets are ready for intended use.

The Company periodically reviews the carrying value of long-lived assets in accordance with ASC 360, “Property, Plant, and Equipment”. When estimated future cash flows generated by those assets are less than the carrying amounts of the assets, the Company recognizes an impairment loss equal to the amount by which the carrying value exceeded the fair value of assets. Based on its review, the Company has determined that there were no impairments of its long-lived assets as of December 31, 2009.

REVENUE RECOGNITION - The Company's revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

EMPLOYEE BENEFIT COSTS - Mandatory contributions are made to the Chinese Government’s health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

EWENKEQI BEIXUE DAIRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

COMPREHENSIVE INCOME (LOSS) – Comprehensive income (loss) is defined to include changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income (loss) includes net income (loss) and the foreign currency translation gain, net of tax.

EARNINGS (LOSS) PER SHARE – The Company computes earnings (loss) per share in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted earnings (loss) per share. Basic earnings (loss) per share is measured as net income divided by the weighted average common shares outstanding for the period. Diluted earnings (loss) per share is similar to basic earnings (loss) per share but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted earnings (loss) per share.

TAXATION - The Company utilizes ASC 740, “Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to realized.

FOREIGN CURRENCY TRANSLATION - The Company's principal country of operations is the PRC. The financial position and results of operations of the Company are determined using the local currency ("RMB") as the functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders' equity as "Accumulated Other Comprehensive Income".

EWENKEQI BEIXUE DAIRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amounts of certain financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses, advances from customers, and other payables approximate their fair values as of December 31, 2009 and 2008 due to the relatively short-term nature of these instruments.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK - The Company maintains certain bank accounts in the PRC which are not protected by insurance.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. The Company's operating results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NEW ACCOUNTING PRONOUNCEMENTS – In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

EWENKEQI BEIXUE DAIRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

EWENKEQI BEIXUE DAIRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In October 2009, the FASB issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently evaluating the impact of this ASU on its financial statements.

EWENKEQI BEIXUE DAIRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

3.	INVENTORIES

Inventories consist of the following as of December 31, 2009 and September 30, 2009:

	December 31, 2009	September 30, 2009

Raw materials	$26,471	$94,038
Finished goods	-	27,163
Total inventories	$26,471	$121,200

4.	FIXED ASSETS

Fixed assets consist of the following as of December 31, 2009 and September 30, 2009:

	December 31, 2009	September 30, 2009

Building	$955,884	$955,981
Plant and machinery	806,919	807,000
	1,762,803	1,762,981
Less: accumulated depreciation	(300,947)	(300,977)
Total fixed assets, net	$1,461,856	$1,462,004

As the Company has ceased production since March 2009, there was no depreciation expense for the three months ended December 31, 2009. Depreciation expense was $33,536 for the three months ended December 31, 2008.

5.	RELATED PARTY TRANSACTIONS

During the normal course of the business, the Company, from time to time, temporarily borrows money from its principal shareholders to finance the working capital as needed. The amounts are usually unsecured, non-interest bearing and due on demand. The Company had shareholder loans in the amount of zero and $391,569 as of December 31, 2009 and September 30, 2009, respectively.

As of December 31, 2009, the Company had $1,655,624 loan to shareholders, and $951,055 due to related party, Hulunbeier Hailaer Beixue Dairy Factory.  As of September 30, 2009, the Company had $1,003,066 due from related party, Hulunbeier Beixue Dairy Co., Ltd.

There were no related party sales for the three months ended December 31, 2009 and 2008.

6.	SHAREHOLDERS’ EQUITY

The Company’s registered capital is RMB 500,000 (approximately US$60,412). Two individual shareholders, Honghai Zhang and Fengshun Zhang, owned 60% and 40% of the Company, respectively. On November 2, 2009, Yanbin Wang became a shareholder of the Company and owns 51% of the Company with the remaining 49% owned by Honghai Zhang.

EWENKEQI BEIXUE DAIRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

6.	SHAREHOLDERS’ EQUITY (Continued)

The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed. Accordingly, there were a total of 500,000 shares issued and outstanding as of December 31, 2009 and September 30, 2009.

7.	INCOME TAXES

Under the Income Tax Laws of the PRC, the Company is generally subject to tax at a statutory rate of 25% and was, until January 2008, subject to tax at a statutory rate of 33% (30% state income taxes plus 3% local income taxes) on its taxable income.

Due to the net loss incurred and loss carry-forwards available from previous years, no income tax expense was accrued for the three months ended December 31, 2009 and 2008. The net operating loss carry-forwards may be available to reduce future years’ taxable income and will expire in 2014. The Company intends to obtain preferential tax treatment of a three-year tax holiday for full Enterprise Income Tax exemption and therefore does not expect the realization of the benefits arising from these operating losses. Accordingly, the Company has provided a 100% valuation allowance at December 31, 2009 for the temporary differences related to loss carry-forwards. Management reviews this valuation allowance periodically and makes adjustments as warranted.

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2009 are as follows:

Deferred tax assets:
Net operating loss carry forward	$48,685
Less: valuation allowance	(48,685)

Net deferred tax assets	$-

8.	MAJOR CUSTOMERS

The Company has ceased production since March 2009. There were no major customers with individual sales over 10% of total net revenue for the three months ended December 31, 2009 and 2008.

EWENKEQI BEIXUE DAIRY CO., LTD.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008

9.	SUBSEQUENT EVENT

On February 5, 2010, the Company entered into an Equity Transfer Agreement (“Agreement”) with Tengshun Technology and Development Co., Ltd. (“Tengshun Technology”), a wholly-owned subsidiary of Rodobo International, Inc. (“Rodobo”), a public company traded on the OTC Bulletin Board. Pursuant to the Agreement, Tengshun Technology agreed to acquire 100% of the equity interest in the Company for a cash payment of RMB500,000 (approximately $73,236) and 800,000 shares of Rodobo’s common stock.